Exhibit 1.1

Execution Version

6,500,000 SHARES
POST HOLDINGS, INC.
COMMON STOCK
UNDERWRITING AGREEMENT
January 28, 2015
BARCLAYS CAPITAL INC.
CREDIT SUISSE SECURITIES (USA) LLC,
As Representatives of the several
Underwriters named in Schedule I attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
Post Holdings, Inc., a Missouri corporation (the “Company”), proposes to sell 6,500,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of 975,000 additional shares of the Common Stock on the terms set forth in Section 2 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This Agreement is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.
Pursuant to that certain Agreement and Plan of Merger, dated January 25, 2015, between the Company, Acquisition Sub, Inc., a Minnesota corporation, MOM Brands Company, a Minnesota corporation (“MOM Brands”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative for the shareholders and optionholders of MOM Brands, (together with the schedules and exhibits thereto, the “MOM Brands Acquisition Agreement”), the Company has agreed to acquire MOM Brands. The consummation of such acquisition in accordance with the terms of the MOM Brands Acquisition Agreement is referred to herein as the “Merger.”
1.    Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
(a)    An automatic shelf registration statement on Form S-3 (File No. 333-194459, as amended) relating to, among other securities, the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i)    “Applicable Time” means 5:00 p.m. (New York City time) on January 28, 2015;
(ii)     “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, became effective, or is deemed to have become effective by the Commission, in accordance with the rules and regulations under the Securities Act;
(iii)    “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);
(iv)    “Preliminary Prospectus” means any preliminary prospectus or prospectus supplement (including the accompanying base prospectus) relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;
(v)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;
(vi)    “Prospectus” means the final prospectus or prospectus supplement (including the accompanying base prospectus) relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and
(vii)    “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)    The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date.
(c)    The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder and did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)    The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(e)    The Prospectus will not, as of its date or as amended or supplemented as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(g)    Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(h)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule V hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.
(i)    The Company and each of its subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). Each of the Company and each of its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries set forth on Schedule VI hereto.

(j)    The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus (except for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company as of the Initial Delivery Date have been duly authorized and validly issued, and are fully paid and non-assessable. All of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except as set forth in each of the most recent Preliminary Prospectus and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for (i) liens securing the Company’s senior secured credit facilities and (ii) such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(k)    The shares of the Stock have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), will be validly issued, fully paid and non-assessable, and the issuance of such shares of the Stock will not be subject to any preemptive or similar rights. The shares of the Stock will conform in all material respects to the description thereof in each of the most recent Preliminary Prospectus and the Prospectus.
(l)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
(m)    The execution, delivery and performance by the Company of this Agreement and the issue and sale of the Stock, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus and the consummation by the Company of the transactions contemplated hereby and thereby (including the Merger), will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Company or its subsidiaries is a party or by which any of the Company or its subsidiaries is bound or to which any of the property or assets of any of the Company or its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any of the Company or its subsidiaries; or (iii) result in any violation by the Company or its subsidiaries of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Company or its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(n)    No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over any of the Company or its subsidiaries or any of their properties or assets is required for the issue and sale of the Stock, the execution, delivery and performance by the Company of this Agreement, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus and the consummation by the Company of the transactions contemplated hereby and thereby (including the Merger), except for such consents, approvals, authorizations, orders, filings, registrations or qualifications (w) as may be required under state securities or Blue Sky laws or foreign laws in connection with the purchase and distribution of the Stock by the Underwriters, (x) with respect to the approval of the supplemental listing application with The New York Stock Exchange, (y) as have been obtained or made and are in full force and effect or (z) such filings as may be required with the Commission in connection with the Company's disclosure obligations, with the Minnesota Secretary of State in connection with the Merger and such other filings as may be necessary in connection with the Merger (provided that the failure to make any such other filing in connection with the Merger would not impair the Company's ability to consummate the Merger).
(o)    The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the Company and MFI Holding Corporation (“Michael Foods”), in each case, at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The interactive data in eXtensible Business Reporting Language included in the most recent Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(p)    The pro forma financial information included or incorporated by reference in the most recent Preliminary Prospectus (collectively, the “Pro Forma Information”), include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the Pro Forma Information. The Pro Forma Information complies as to form in all material respects with the applicable requirements of Regulation S-X under the Act.
(q)    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered an initial letter referred to in Section 7(e) hereof, are independent public accountants as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(r)    Ernst & Young LLP, who have certified certain financial statements of Michael Foods, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered an initial letter referred to in Section 7(e) hereof, are independent public accountants as required by the Securities Act and the rules and regulations of the PCAOB.
(s)    Deloitte & Touche LLP, who have delivered an initial letter referred to in Section 7(e) hereof, are independent auditors with respect to MOM Brands as required by the Securities Act and the applicable rules and regulations.
(t)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of the financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets, (iii) access to the assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included in the most recent Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. As of the time the Company filed its annual report with the SEC for the prior fiscal year, the Company maintained a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complied in all material respects with the requirements of the Exchange Act applicable to the Company. As of the date of the most recent balance sheet of the Company reviewed or audited by PricewaterhouseCoopers LLP, there were no material weaknesses in the Company’s internal control over financial reporting.
(u)    (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is (A) recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and (B) accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure to be made and (iii) to the Company’s knowledge, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(v)    Since the date of the most recent balance sheet of the Company reviewed or audited by PricewaterhouseCoopers LLP, the Company has not been advised of or become aware of (A) any significant deficiencies not previously disclosed to the Company’s auditors and audit committee in the design or operation of internal controls that could adversely affect the ability of the Company or its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries.

(w)    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” set forth or incorporated by reference in the most recent Preliminary Prospectus accurately and describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof, in each case to the extent required to be described in a registration statement filed under the Securities Act.
(x)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(y)    Except as disclosed or incorporated by reference in the most recent Preliminary Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, none of the Company or its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than the Common Stock contemplated hereby and to be issued pursuant to the MOM Brands Acquisition Agreement and the transactions contemplated thereby), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock or limited liability interests (other than the Common Stock contemplated hereby), as applicable, or long-term debt of any of the Company or its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company or its subsidiaries taken as a whole, in each case except (a) as described or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus or (b) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(z)    Each of the Company and its subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects, except (i) such liens, encumbrances and defects as are described or incorporated by reference in the most recent Preliminary Prospectus, (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, (iii) liens securing the obligations under the Company’s senior secured credit facilities and (iv) such liens, encumbrances and defects as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(aa)    Each of the Company and its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except where such event would not reasonably be expected to have a Material Adverse Effect.
(bb)    Except as described in the most recent Preliminary Prospectus and the Prospectus, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses (except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), the conduct of their respective businesses will not conflict with, and have not received any notice of any claim of conflict with, any such rights of others that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
(cc)    Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which any of the Company and its subsidiaries is a party or of which any property or assets of the Company and its subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
(dd)    There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has received written notice that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(ee)    The Company and its subsidiaries carry insurance, or are covered by insurance carried by other persons, from insurers of recognized financial responsibility in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries. All such policies of insurance are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and none of the Company or its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company does not have any reason to believe that any of the Company or its subsidiaries will not continue to be insured under a renewal of their existing insurance coverage when such coverage expires or be able to obtain similar coverage from similar insurers, in each case other than as would not reasonably be expected to have a Material Adverse Effect.
(ff)    Except as described in the most recent Preliminary Prospectus, no transaction, direct or indirect, that is required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K exists between or among any of the Company and its subsidiaries, on the one hand, and any related persons (as such term is defined in Item 404 of Regulation S-K), on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.
(gg)    No labor disturbance by or dispute with the employees of any of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
(hh)    None of the Company or its subsidiaries (i) is in violation of its charter or by‑laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)    The Company and its subsidiaries (i) are and, to the knowledge of the Company, in the five years immediately prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of, or exposure to, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all Permits required by or issued pursuant to Environmental Laws to conduct their respective businesses in the manner described in the most recent Preliminary Prospectus and the Prospectus, and (ii) have not received written notice or do not otherwise have knowledge (I) of any actual or alleged violation of Environmental Laws, or (II) of any actual or potential liability for the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except (A) in the case of clause (i) or (ii) where such non-compliance, violation or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) as described in the most recent Preliminary Prospectus and the Prospectus. Except as described in the most recent Preliminary Prospectus and the Prospectus, (x) there are no proceedings that are pending or, to the knowledge of the Company, threatened (in writing or known by an officer of the Company to be threatened), or contemplated against the Company or its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (y) the Company is not aware of any liabilities under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company or its subsidiaries.
(jj)    Each of the Company and its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to any of the Company or its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against any of the Company or its subsidiaries, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(kk)    (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) to the knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no material “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) there has been no failure to satisfy the minimum funding standard of Sections 302 and 303 of ERISA or Sections 412 and 430 of the Code (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) and no failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA (“Multiemployer Plan”), (C) present value of the aggregate benefit liabilities under such Plan (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Plan) did not exceed the aggregate current fair market value of the assets of such Plan by more than $5.0 million), (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a Multiemployer Plan); and (iv) each Plan intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the

Code, or an application for such a letter is currently being processed by the Internal Revenue Service, and nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(ll)    Except as described in the most recent Preliminary Prospectus and the Prospectus and except where such restrictions would not reasonably be expected to have a Material Adverse Effect, no subsidiary of the Company will be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.
(mm)    The statistical and market-related data included in the most recent Preliminary Prospectus and the Prospectus and the consolidated financial statements of the Company and Michael Foods included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.
(nn)    The Company is not, nor after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
(oo)    The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock” insofar as they purport to constitute a summary of the terms of the capital stock, and under the captions “Material United States Federal Income Tax Considerations for Non-U.S. Holders” and “Underwriting,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(pp)    Except as described in the most recent Preliminary Prospectus and the Prospectus and the registration rights provided for under the MOM Brands Acquisition Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
(qq)    The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.
(rr)    The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
(ss)    The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.
(tt)    The Company has not taken any action or omitted to take any action without the prior consent of the Representatives (such as issuing any press release relating to any Stock without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000.
(uu)    The Stock has been approved for listing, subject to official notice of issuance, on The New York Stock Exchange.
(vv)    The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule V hereto.
(ww)    None of the Company or its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or, to the knowledge of the Company and the Guarantors, any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered or agreed to any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit.

(xx)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries does business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(yy)    None of the Company or its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Company or its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country or territory that is the subject or target of Sanctions.
(zz)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the most recent Preliminary Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(aaa)    To the Company’s knowledge, the representations and warranties of MOM Brands in the MOM Brands Acquisition Agreement are true and correct in all respects as of the date hereof, subject to the qualifications thereto set forth in the MOM Brands Acquisition Agreement. The MOM Brands Acquisition Agreement is in full force and effect as of the date hereof.
(bbb)    The Company is in compliance with the requirements of The New York Stock Exchange for continued listing of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on The New York Stock Exchange, nor has the Company received any notification that the Commission or The New York Stock Exchange is currently contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of The New York Stock Exchange. The Company will comply with all requirements of The New York Stock Exchange with respect to the issuance of the Common Stock.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty made in the name and on behalf of the Company and not in such officer’s individual capacity, jointly and severally, as to matters covered thereby, to each Underwriter.
2.    Purchase of the Stock by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 6,500,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.
In addition, the Company grants to the Underwriters an option to purchase up to 975,000 additional shares of Option Stock. In the event that the Underwriters exercise such option, each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.
The purchase price payable by the Underwriters for both the Firm Stock and any Option Stock is $45.71875 per share.
The Company is not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.
3.    Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.
4.    Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on February 3, 2015 at the offices of Latham & Watkins LLP. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”
Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On each Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.
5.    Further Agreements of the Company and the Underwriters. (a) The Company agrees:
(i)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)    Upon the written request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
(iii)    To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.
(iv)    To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.
(v)    Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi)    Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
(vii)    To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
(viii)    As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).
(ix)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the parties may agree and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)    The Company also agrees that, without the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the most recent Preliminary Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of the Stock under this Agreement, (b) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (c) any grants under the Company’s equity or stock plans in accordance with the terms of such plans as described in the most recent Preliminary Prospectus and the Prospectus, as such plans may be amended, (d) Common Stock to be issued pursuant to the MOM Brands Acquisition Agreement and the transactions contemplated thereby, (e) Common Stock or rights to receive Common Stock (including securities convertible into or exercisable or exchangeable for Common Stock) issued or contemplated to be issued in connection with an acquisition or with a strategic or minority investment transaction; provided that (i) the aggregate number of shares of Common Stock issued or issuable upon exchange or conversion of any securities convertible into or exchangeable for Common Stock under clause (e) during the 90-day restricted period shall not exceed 20.0% of the total number of shares of Common Stock issued and outstanding as of the date of such acquisition or strategic or minority investment transaction, as the case may be, and (ii) any recipient of such Common Stock or rights to receive Common Stock (including securities convertible into or exercisable or exchangeable for Common Stock) shall have executed and delivered to the Representatives a lock-up letter in the form of Exhibit A hereto or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. The Company further agrees that, without the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC on behalf of the Underwriters, it will not waive its lock-up rights under each Investor Questionnaire and Lock-Up Agreement, which were each entered into in connection with the MOM Brands Acquisition Agreement.
(xi)    To apply the net proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”
(xii)    The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xiii)    The Company will use commercially reasonable efforts to do and perform in all material respects all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy in all material respects conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.
(xiv)    The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Stock contemplated hereby.
(b)    Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
6.    Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the inclusion of the Stock on The New York Stock Exchange and/or any other exchange; (f) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters not to exceed $15,000); (g) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (excluding related fees and expenses of Canadian counsel to the Underwriters); (h) the investor presentations on any “road show,” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

7.    Conditions of Underwriters’ Obligations. The Company acknowledges and agrees that the respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the final pricing term sheet contemplated by section 5(a)(i) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433. The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.
(b)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(c)    Lewis, Rice & Fingersh, L.C. shall have furnished to the Representatives its written opinion and negative assurance, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit B.
(d)    The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions and negative assurance, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)    At the time of execution of this Agreement, the Representatives shall have received from each of (i) PricewaterhouseCoopers LLP, (ii) Ernst & Young LLP and (iii) Deloitte & Touche LLP, letters with respect to the Company, Michael Foods and MOM Brands, as applicable, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm with respect to the Company, Michael Foods or MOM Brands, as applicable, within the applicable rules and regulations adopted by the SEC and PCAOB (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three calendar days prior to the date hereof), the conclusions and findings of such firms with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(f)    With respect to the letters of PricewaterhouseCoopers LLP, Ernst & Young LLP and Deloitte & Touche LLP, referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Representatives letters (the “bring-down letters”) with respect to the Company, Michael Foods and MOM Brands, as applicable, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accountants within the applicable rules and regulations adopted by the SEC and PCAOB, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three calendar days prior to the date of the bring-down letters), the conclusions and findings of such firms with respect to the financial information and other matters covered by the initial letters, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.
(g)    The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Senior Vice President, General Counsel and Administration, Corporate Secretary (in the name and on behalf of the Company and not in individual capacities) as to such matters as the Representatives may reasonably request, including, without limitation, a statement:
(i)    Confirming that the representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects on and as of such Delivery Date, (or, in the case of representations, warranties and agreements that are qualified by materiality or Material Adverse Effect, confirming that such representations, warranties and agreements are true and correct on and as of such Delivery Date);

(ii)    Confirming that they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package and the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e); and
(iii)    That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;
(iv)    To the effect of Section 7(h) (provided that no representation with respect to the judgment of the Representatives need be made) and Section 7(i).
(h)    (i) None of the Company or its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) except as described in the most recent Preliminary Prospectus and the Prospectus (exclusive of any amendments or supplements thereto) since such date there shall not have been any change in the capital stock or long-term debt of any of the Company or its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the good faith judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
(i)    Subsequent to the earlier of the Applicable Time and execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(j)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on The New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the SEC, by such exchange (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or there shall have occurred any other calamity or crisis either within or outside the United States, as to make it, in the good faith judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
(k)    The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.
(l)    The Lock-Up Agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers, directors of the Company relating to sales and certain other dispositions of shares of Common Stock and certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on such Delivery Date.
(m)    The Company shall have furnished to the Representatives on the date hereof and on each Delivery Date, a certificate, dated as of date hereof or the Delivery Date, as applicable, of the Chief Financial Officer of the Company, in the name and on behalf of the Company and not in his individual capacity, with respect to certain financial data set forth in the most recent Preliminary Prospectus or the Prospectus, as applicable, substantially in the form attached hereto as Exhibit C.
(n)    On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.    Indemnification and Contribution.
(a)    The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto, or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)    Each Underwriter, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its officers, employees, directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.
(c)    Promptly after receipt by an indemnified party under paragraph (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a) or (b) above, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraph (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable and costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8, if (i) the Company and the Underwriters shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective affiliates, directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective affiliates, directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the reasonable and documented fees and expenses of such separate counsel shall be paid by the Company. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (together with one local counsel in each jurisdiction) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances; provided that if the use of such counsel chosen to represent all indemnified parties would present such counsel with a conflict of interest, each indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party and the indemnifying party shall be liable for the reasonable and documented fees and expenses of such counsel. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, for which such indemnification would otherwise be available pursuant to its terms, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the discount received by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
(e)    The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding the concession and reallowance figures and the paragraphs relating to overallotment, stabilization and covering transactions by the Underwriters appearing under the caption “Underwriting – Stabilization, Short Positions and Penalty Bids” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any Blue Sky Application or in any Marketing Materials.

9.    Defaulting Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Stock hereunder and the aggregate number of shares of the Stock that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of the Stock, the Representatives may make arrangements satisfactory to the Company for the purchase of such Stock by other persons, including any of the Underwriters, but if no such arrangements are made by the Delivery Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Stock that such defaulting Underwriter agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of the Stock with respect to which such default or defaults occur exceeds 10% of the total number of shares of the Stock and arrangements satisfactory to the Representatives and the Company for the purchase of such Stock by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 16. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
10.    Termination. The Company acknowledges and agrees that the obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock by the Underwriters if, prior to that time, any of the events described in Sections 7(h), 7(i) and 7(j) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.
11.    Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement (other than the failure of the condition set forth in Section 7(j) of this Agreement to be satisfied (other than a halt in trading of the securities of the Company)), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase and sale of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
12.    Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to any Underwriter, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133) with a copy to Latham & Watkins LLP, Attention: Ian D. Schuman (Fax: 212-751-4864); provided, however, that any notice to an Underwriter pursuant to Section 8(b) shall be delivered or sent by hand delivery, mail, facsimile or electronic transmission to such Underwriter.
(b)    if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, MO 63144, Attention: Diedre Gray (Fax: 314-646-3367), with a copy to Lewis, Rice & Fingersh, L.C., 600 Washington, Suite 2500, St. Louis, MO 63101, Attention: Tom Zook (Fax: 314-612-7671). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.
14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and its successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the other indemnified persons referred to in Section 8(a) and 8(b) and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
15.    Survival. The respective indemnities, representations, warranties and agreements of the Company, and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16.    Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which The New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.
17.    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto agree that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the U.S. District Court of the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts.
18.    Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
19.    No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
20.    Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.
21.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
22.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Post Holdings, Inc.

By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: President and Chief Executive Officer

[UNDERWRITING AGREEMENT]

Accepted:

BARCLAYS CAPITAL INC.
For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By BARCLAYS CAPITAL INC., as Authorized Representative

By	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

[SIGNATURE PAGE - UNDERWRITING AGREEMENT]

By CREDIT SUISSE SECURITIES (USA) LLC, as Authorized Representative

By	/s/ Ajit Dogra
Name: Ajit Dogra
Title: Director

[SIGNATURE PAGE - UNDERWRITING AGREEMENT]

SCHEDULE I

Underwriters	Number of Shares of Firm Stock
Barclays Capital Inc.	1,755,000
Credit Suisse Securities (USA) LLC	1,755,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	975,000
Goldman, Sachs & Co.	975,000
Nomura Securities International, Inc.	520,000
BMO Capital markets Corp.	195,000
Stifel, Nicolaus & Company, Incorporated	130,000
SunTrust Robinson Humphrey, Inc.	130,000
Rabo Securities USA, Inc.	65,000
Total	6,500,000

1

SCHEDULE II
PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors
William P. Stiritz
Robert V. Vitale
Jay W. Brown
Edwin H. Callison
Gregory L. Curl
William H. Danforth
Robert E. Grote
David. P. Skarie

Officers
William P. Stiritz
Robert V. Vitale
James. L. Holbrook
James E. Dwyer, Jr.
Jeff A. Zadoks
Diedre J. Gray

2

SCHEDULE III
ORALLY CONVEYED PRICING INFORMATION
1.    $47.50 per share
2.    6,500,000 Firm Stock

3

SCHEDULE IV
A.    Road show presentation dated January 26, 2015 (including to the extent presented in electronic form).

4

SCHEDULE V
ISSUER FREE WRITING PROSPECTUS
None.

5

SCHEDULE VI
List of Subsidiaries
Post Foods, LLC
Post Foods Canada Inc.
Attune Foods, LLC
Premier Nutrition Corporation
Agricore United Holdings Inc.
Dakota Growers Pasta Company, Inc.
Primo Piatto, Inc.
DNA Dreamfields Company, LLC
GB Acquisition USA, Inc.
Nuts Distributor of America Inc.
Golden Boy Portales, LLC
Golden Nut Company (USA) Inc.
Golden Boy Nut Corporation
PHI Acquisition LP ULC
Golden Acquisition Sub, LLC
PHI Acquisition GP ULC
PHI Acquisition Limited Partnership
Golden Boy Foods Ltd.
Dymatize Holdings, LLC
TA/DEI-A Acquisition Corp.
TA/DEI-B1 Acquisition Corp.
TA/DEI-B2 Acquisition Corp.
TA/DEI-B3 Acquisition Corp.
Dymatize Enterprises, LLC
Supreme Protein, LLC
Custom Nutriceutical Laboratories, LLC
Post Foods Australia Pty Ltd
Post Acquisition Sub IV, LLC
MFI Holding Corporation
Michael Foods Group, Inc.
Michael Foods, Inc.
MFI Food Canada Ltd.
Michael Foods of Delaware, Inc.
Farm Fresh Foods, Inc.
Crystal Farms Refrigerated Distribution Company
MFI International, Inc.
Northern Star Co.
M.G. Waldbaum Company
Casa Trucking, Inc.
Papetti’s Hygrade Egg Products, Inc.
MFI Food Asia, LLC
MFOSI, LLC
American Blanching Company

6

EXHIBIT A
FORM OF LOCK-UP LETTER AGREEMENT

7

LOCK-UP LETTER AGREEMENT
January [ ˜ ], 2015
BARCLAYS CAPITAL INC.
CREDIT SUISSE SECURITIES (USA) LLC,

As Representatives of the several
Underwriters named in Schedule I to the
Underwriting Agreement
(as defined below),

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:
The undersigned understands that Barclays Capital Inc. and Credit Suisse Securities (USA) LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Post Holdings, Inc., a Missouri corporation (the “Company”), providing for the public offering (the “Offering”) by the several Underwriters for the Offering, including the Representatives (the “Underwriters”), of shares of Common Stock, par value $0.01 per share (the “Common Stock”) of the Company pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2014, as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on May 19, 2014 (the “Registration Statement”). Capitalized terms used herein but not defined shall have the meanings given to them in the Underwriting Agreement.
To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Underwriting Agreement (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to, (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or through the laws of succession, (b) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, (c) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value; provided further that in the case of any transfer or distribution pursuant to clause (a), (b), or (c), (A) each donee, distributee, or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (A) such plan does not provide for the transfer of Common Stock during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period,

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(e) purchases of shares of Common Stock or any security convertible into Common Stock pursuant to any option or warrant, provided that, except with respect to shares of Common Stock or any security convertible into Common Stock sold to pay the exercise price or exercise costs or to satisfy tax obligations, the purchaser shall sign and deliver a lock-up letter substantially in the form of this letter, (f) surrenders of shares of Common Stock or any security convertible into Common Stock to the Company in payment of the exercise price of any options to purchase Common Stock or any security convertible into Common Stock, or withholdings in respect of tax obligations of shares of Common Stock or any security convertible into Common Stock which was issuable upon such exercise, (g) sales or dispositions of shares of Common Stock solely for the purpose of sufficiently covering tax obligations which arise from the exercise or vesting of stock options or restricted stock units, (h) pledges of shares of Common Stock or any security convertible into Common Stock in connection with a bona fide loan transaction in which the pledgee acknowledges in writing the undersigned’s obligations hereunder, provided that (A) such pledge does not permit the pledgee, directly or indirectly, to make any transfer during the Restricted Period and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (i) transfers of shares of Common Stock or any security convertible into Common Stock acquired in open market transactions by the undersigned after the completion of the Offering contemplated by the Underwriting Agreement, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (j) tenders involving the acquisition of a majority of the Company’s Common Stock or a majority the of the Company’s securities convertible into Common Stock. In addition, the undersigned agrees that, without the prior written consent of Barclays Capital Inc. on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, the undersigned now has, and, except as contemplated by clauses (a) through (j) above, for the duration of this agreement will have, good and marketable title to the undersigned’s shares of Common Stock or any security convertible into Common Stock, free and clear of all liens, encumbrances, and claims whatsoever.
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
Whether or not the Offering actually occurs depends on a number of factors, including market conditions. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. Notwithstanding anything herein to the contrary, if the pricing of the Offering has not occurred prior to February 27, 2015, this agreement shall be of no further force or effect.
[Signature page follows]

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Very truly yours,
(Signature)
(Name)
(Address)

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